                                                                               .
                                                                               .
                                                                               .

                                EXHIBIT NUMBER 8

                           SUBSIDIARIES OF THE COMPANY

CONSOLIDATED PRINCIPAL SUBSIDIARY            JURISDICTION OF INCORPORATION
---------------------------------            -----------------------------
Orion Tire Corporation                       The United States of America
Orion (B.V.I.) Tire Corporation              British Virgin Islands
Century Lead Limited                         British Virgin Islands
Capital Canton Limited                       British Virgin Islands
Sincere Ocean Limited                        British Virgin Islands
Ventures Kingdom Limited                     British Virgin Islands
Wealth Faith Limited                         British Virgin Islands
Million Good Limited                         British Virgin Islands
Easy Legend Limited                          British Virgin Islands
Great Windfall Agents Limited                British Virgin Islands
Honest Map Limited                           British Virgin Islands
Supreme Solutions Limited                    British Virgin Islands
Manwide Holdings Limited                     British Virgin Islands
The Rosedale Luxury Hotel & Suites Limited   PRC